                                                    GENERAL TERMS AND CONDITIONS
                                                        PACIFIC/PAC-WEST TELECOM
                                                                          022499

             INTERCONNECTION AGREEMENT UNDER SECTIONS 251 AND 252
                     OF THE TELECOMMUNICATIONS ACT OF 1996




                                by and between


                                 PACIFIC BELL

                                      AND

                               PAC-WEST TELECOMM
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                               TABLE OF CONTENTS

  1.  DEFINITIONS..........................................................................    1

  2.  INTERPRETATION AND CONSTRUCTION......................................................    7

  3.  IMPLEMENTATION SCHEDULE AND INTERCONNECTION ACTIVATION DATES.........................    7

  4.  INTERCONNECTION PURSUANT TO SEC 251(c)(2)(A),(B),(C); 47 CFR (S)51.305(a)(1).........    7

     4.1  Scope............................................................................    7

     4.2  Interconnection Coverage (S) 251(c)(2)(B) and (C), 47 CFR (S)51.305(a)(2)........    8

     4.3  Methods for Interconnection......................................................    8

5. TRANSMISSION AND ROUTING OF TELEPHONE EXCHANGE SERVICE TRAFFIC PURSUANT TO
   SECTION 251(c)(2)(D); 252(d)(1) AND (2); 47 CFR (S) 51.305(a)(5)........................    9

     5.1  Scope of Traffic.................................................................    9

     5.2  Responsibilities of the Parties..................................................   10

     5.3  Reciprocal Compensation for Termination of Local Traffic.........................   12

         5.3.2 Applicability of Rates......................................................   12

         5.3.3 Rate Elements...............................................................   12

         5.3.4 Local Traffic Interconnection Rates.........................................   13

     5.4  Reciprocal Compensation for Transit Traffic......................................   13

     5.5  Reciprocal Compensation for Termination of IntraLATA Interexchange Traffic.......   14

     5.6  Compensation for Origination and Termination of Switched Access Service
          Traffic to or from an IXC (Meet-Point Billing ("MPB") Arrangements)..............   14
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
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  5.7   Maintenance of Service..............................................................  16

6.   TRANSMISSION AND ROUTING OF SWITCHED ACCESS TRAFFIC PURSUANT TO 251(c)(2)..............  17

  6.1   Scope of Traffic....................................................................  17

7.   TRANSPORT AND TERMINATION OF OTHER TYPES OF TRAFFIC....................................  17

  7.1   Information Services Traffic........................................................  17

8.   SIGNALING..............................................................................  17

9.   NUMBERING..............................................................................  18

  9.9   NXX Migration.......................................................................  19

10.  RESALE -- SECTIONS 251(b)(1); 251(c)(4); 252(d)(3); and 271(c)(2)(B)(xiv)..............  19

  10.1  Availability of PACIFIC Retail Telecommunications Services for Resale...............  19

  10.2  Availability of CLEC Retail Telecommunication Services for Resale...................  19

11.  UNBUNDLED NETWORK ELEMENTS -- SECTIONS 251(c)(3), 271(c)(2)(B) (ii),(iv),(v),(vi),(x)..  19

12.  NOTICE OF CHANGES -- SECTION 251(c)(5).................................................  19

13.  COLLOCATION -- SECTION 251(c)(6).......................................................  20

14.  NUMBER PORTABILITY -- SECTIONS 251(b)(2) and 271(c)(2)(B)(xi)..........................  20

15.  DIALING PARTY - SECTION 251(b)(3); 271(c)(2)(B)(xii); and 271(e)(2)....................  20

16.  ACCESS TO RIGHTS-OF-WAY -- SECTION 251(b)(4) and 271(c)(2)(B)(iii).....................  20

17.  DATABASE ACCESS -- SECTION  271(c)(2)(B)(x)............................................  21

18.  INTERCEPT REFERRAL ANNOUNCEMENTS.......................................................  21

19.  COORDINATED REPAIR CALLS...............................................................  21
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
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20.  OTHER SERVICES 271(c)(b)(2)(vii) and 271(c)(2)(b)(viii)...................................  21

  20.1  White Pages............................................................................  21

  20.2  911 and E911 Services..................................................................  22

  20.3  Directory Assistance ("DA")............................................................  22

  20.4  Operator Services......................................................................  22

  20.5  Hosting................................................................................  22

  20.6  Signaling System 7 Interconnection.....................................................  22

21.  GENERAL RESPONSIBILITIES OF THE PARTIES...................................................  22

22.  EFFECTIVE DATE, TERM, AND TERMINATION.....................................................  24

23.  DISCLAIMER OF REPRESENTATIONS AND WARRANTIES..............................................  25

24.  CHANGES IN END USER LOCAL EXCHANGE SERVICE PROVIDER SELECTION.............................  25

25.  SEVERABILITY..............................................................................  26

26.  INTELLECTUAL PROPERTY.....................................................................  26

27.  INDEMNIFICATION...........................................................................  26

28.  LIMITATION OF LIABILITY...................................................................  29

29.  REGULATORY APPROVAL.......................................................................  30

30.  MISCELLANEOUS.............................................................................  30

  30.1  Authorization..........................................................................  30

  30.2  Compliance and Certification...........................................................  31

  30.3  Law Enforcement........................................................................  31
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
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    (a)     Intercept Devices:.................................................................  31

    (b)     Subpoenas:.........................................................................  31

    (c)     Emergencies:.......................................................................  31

  30.4  Independent Contractor.................................................................  32

  30.5  Force Majeure..........................................................................  32

  30.6  Confidentiality........................................................................  32

  30.7  Governing Law..........................................................................  34

  30.8  Taxes..................................................................................  35

  30.9  Non-Assignment.........................................................................  36

 30.10  Non-Waiver.............................................................................  37

 30.11  Audits.................................................................................  37

 30.12  Disputed Amounts.......................................................................  37

 30.13  Dispute Resolution.....................................................................  38

 30.14  Notices................................................................................  39

 30.15  Publicity and Use of Trademarks or Service Marks.......................................  40

 30.16  Section 252(i) Obligations.............................................................  40

 30.17  Joint Work Product.....................................................................  41

 30.18  Intervening Law........................................................................  41

 30.19  No Third Party Beneficiaries; Disclaimer of Agency.....................................  42

 30.20  No License.............................................................................  42

 30.21  Survival...............................................................................  42
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
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 30.22  Scope of Agreement............................................... 42

 30.23  Entire Agreement................................................. 43

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                                                    GENERAL TERMS AND CONDITIONS
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                                                        PACIFIC/PAC-WEST TELECOM
                                                                          022499

         INTERCONNECTION AGREEMENT UNDER SECTIONS 251 AND 252 OF THE
                        TELECOMMUNICATIONS ACT OF 1996


     This Interconnection Agreement under Sections 251 and 252 of the Telecommunications Act of 1996 ("Agreement") is by and between Pacific Bell, a California Corporation ("PACIFIC"), and PAC-WEST TELECOM, INC, ("CLEC") a California Corporation doing business at 4202 Coronado Avenue, Stockton, CA.

     WHEREAS, the Parties want to interconnect their networks at mutually agreed upon points of interconnection to provide, directly or indirectly, Telephone Exchange Services and Exchange Access to residential and business end users predominantly over their respective telephone exchange service facilities in California; and

     WHEREAS, the Parties are entering into this Agreement to set forth the respective obligations of the Parties and the terms and conditions under which the Parties will interconnect their networks and provide other services as required by the Telecommunications Act of 1996 ("the Act") and additional services as set forth herein; and

     WHEREAS, for purposes of this Agreement, the Parties intend to operate where PACIFIC is the incumbent local exchange carrier and CLEC, a competitive local exchange carrier, is certified by the California Public Utilities Commission, as required.

     NOW, THEREFORE, CLEC and PACIFIC hereby agree as follows:

1.   DEFINITIONS
     -----------

     1.1 "Act" means the Communications Act of 1934 [47 U.S.C. 153(R)], as amended by the Telecommunications Act of 1996.

     1.2  "Affiliate" is as defined in the Act.

     1.3 "AMA" means the Automated Message Accounting structure inherent in switch technology that initially records telecommunication message information. AMA format is contained in the Automated Message Accounting document published by Bellcore as GR-1100-CORE which defines the industry standard for message recording.

     1.4 "Automatic Number Identification" or "ANI" is a Feature Group D or a CAMA signaling parameter that forwards the telephone ("CAMA") or billing number ("FG-D") of the calling party.
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     1.5  "Busy Line Verification Interrupt" or "BLVI" means a service in which an End User requests an operator to confirm the busy status of a line and requests an interruption of the call.

     1.6 "Calling Party Number" or "CPN" is a Signaling System 7 ("SS7") parameter whereby the ten (10) digit number of the calling party is forwarded from the End Office.

     1.7 "Central Office Switch" means a single switching system within the public switched telecommunications network, including the following:

          (a) "End Office Switches" which are Class 5 switches where End User Exchange Services are directly connected and offered; and

          (b) "Tandem Office Switches" or "Access Tandems" which are switches used to connect and switch calls over interoffice trunks between End Office Switches.

          Central Offices may be employed as combination End Office/Tandem Office switches.

     1.8 "CLASS Features" mean certain CCS-based features available to End Users including, but not limited to: Automatic Call Back; Call Trace; Distinctive Ringing/Call Waiting; Selective Call Forward; and Selective Call Rejection.

     1.9 "Collocation" is defined in Appendix PHYSICAL COLLOCATION. Generally, however, "collocation" refers to an arrangement whereby one Party's (the "Collocating Party") facilities are terminated in its equipment necessary for Interconnection or for access to Network Elements on an unbundled basis which has been installed and maintained at the premises of a second Party (the "Housing Party"). Collocation may be "physical" or "virtual." "Physical Collocation" is defined in Appendix PHYSICAL COLLOCATION and generally refers to the Collocating Party installing and maintaining its own equipment in the Housing Party's premises. "Virtual Collocation is defined in Appendix NIM and generally refers to the "Housing Party" owning, installing and maintaining the collocated equipment in the Housing Party's premises.

     1.10 "Commission" or "CPUC" means the California Public Utilities
          Commission.

     1.11 "Common Channel Signaling" or "CCS" is a special network, fully separate from the transmission path of the public switched network, that digitally transmits call
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          set-up and network control data. Unless otherwise agreed by the
          Parties, the CCS protocol used by the Parties shall be SS7.

     1.12 "Competitive Local Exchange Carriers  - "CLEC" is as defined in the
          Act.

     1.13 "Control Office" means an exchange carrier center or office designated as its company's single point of contact for the provisioning and maintenance of its portion of interconnection arrangements.

     1.14 "Dialing Parity" is as defined in the Act. As used in this Agreement, Dialing Parity refers to both Local Dialing Parity and Toll Dialing Parity.

     1.15 "Digital Signal Level" means one of several transmission rates in the time-division multiplex hierarchy.

     1.16 "Digital Signal Level 0" or "DS-0" means the 64 Kbps zero-level signal in the time-division multiplex hierarchy.

     1.17 "Digital Signal Level 1" or "DS-1" means the 1.544 Mbps first-level signal in the time-division multiplex hierarchy. In the time-division multiplexing hierarchy of the telephone network, DS-1 is the initial level of multiplexing.

     1.18 "Digital Signal Level 3" or "DS-3" means the 44.736 Mbps third-level in the time-division multiplex hierarchy. In the time-division multiplexing hierarchy of the telephone network, DS-3 is defined as the third level of multiplexing.

     1.19 "End User" means a third-party residence or business that subscribes to Telecommunications Services provided by either of the Parties or by another telecommunications service provider.

     1.20 "Exchange Access" see Switched Access.

     1.21 "Exchange Message Record" or "EMR" means the standard used for exchange of Telecommunications message information among Telecommunications Carriers for billable, non-billable, sample, settlement and study data. EMR format is contained in Bellcore Practice BR-010-200-010 CRIS Exchange Message Record.

     1.22 "Fiber Meet" means an Interconnection architecture method whereby the Parties physically interconnect their networks via an optical fiber interface (as opposed to an electrical interface) at a mutually agreed-upon location.

     1.23 "Interconnection" is as defined in the Act.
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     1.24 "Interconnection Activation Date" is the date that the construction of the joint facility Interconnection arrangement has been completed, trunk groups have been established, and joint trunk testing is completed.

     1.25 "Interexchange Carrier" or "IXC" (also referred to as "Switched Access Customer") means a carrier that provides, directly or indirectly, interLATA or intraLATA Telephone Toll Services. For purposes of Section 6 of this Agreement, the term "IXC" includes any entity which purchases FGB or FGD Switched Access Service in order to originate or terminate traffic to/from CLEC's End Users.

     1.26 "IntraLATA Toll Traffic" means those intraLATA station calls that are not defined as Local Traffic in this Agreement.

     1.27 "Line Side" refers to End Office switch connections that have been programmed to treat the circuit as a local line connected to a terminating station (e.g., an ordinary subscriber's telephone station set, a PBX, answering machine, facsimile machine or computer). Line Side connections offer only those transmission and signal features appropriate for a connection between an End Office and such terminating station.

     1.28 "Local Exchange Routing Guide" or "LERG" means a Bellcore Reference Document used by LECs and IXCs to identify NPA-NXX routing and homing information as well as Network Element and equipment designations.

     1.29 "Local Exchange Traffic" is as defined in the Act.

     1.30 "Local Interconnection Trunks/Trunk Groups" are used for the termination of Local Exchange Traffic, using Bellcore Technical Reference GR-317-CORE ("GR-317").

     1.31 "Local Calls" are as defined by the Commission. Local Calls currently include all 0-12 mile calls based on the rate centers of the originating and terminating NPA-NXXs of the callers, irrespective of whether the routing point of an NPA-NXX is different than the rate center of that NPA-NXX (these include but are not limited to ZUM Zone 1 and ZUM Zone 2 calls) and, where established in incumbent LEC tariffs, ZUM Zone 3 and Extended Area Service (EAS) calls.

     1.32 "Losses" means any and all losses, costs (including court costs), claims, damages (including fines, penalties, and criminal or civil judgments and settlements), injuries, liabilities and expenses (including attorneys' fees).
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     1.33 "MECAB" refers to the Multiple Exchange Carrier Access Billing
          ("MECAB") document prepared by the Billing Committee of the Ordering and Billing Forum ("OBF"), which functions under the auspices of the Carrier Liaison Committee ("CLC") of the Alliance for Telecommunications Industry Solutions ("ATIS"). The MECAB document, published by Bellcore as Special Report SR-BDS-000983, contains the recommended guidelines for the billing of access services provided to an IXC by two or more LECs, or by one LEC in two or more states within a single LATA.

     1.34 "MECOD" refers to the Multiple Exchange Carriers Ordering and Design "MECOD") Guidelines for Access Services - Industry Support Interface, a document developed by the Ordering/Provisioning Committee of the Ordering and Billing Forum ("OBF"), which functions under the auspices of the Carrier Liaison Committee ("CLC") of the Alliance for Telecommunications Industry Solutions ("ATIS"). The MECOD document, published by Bellcore as Special Report SR STS-002643, establishes methods for processing orders for access service which is to be provided to an IXC by two or more telecommunications providers.

     1.35 "Meet-Point Billing" or "MPB" refers to a billing arrangement whereby two or more Telecommunications Carriers jointly provide for Switched Access Service to an IXC, with each LEC receiving an appropriate share of its switched access revenues as defined by its effective access tariffs.

     1.36 "Meet Point Trunks/Trunk Groups" ("MPTGs") are used for the joint provision of Switched Access services, utilizing Bellcore Technical References GR-394-CORE ("GR-394") and GR-317-CORE ("GR-317"). MPTGs are those between a local End Office and an Access Tandem as described in FSD 20-24-0000 and 20-24-0300.

     1.37 "Mid-Span Meet" means an interconnection between two LECs whereby each provides its own cable and equipment up to the meet point of the cable facilities. The meet point is the demarcation establishing ownership of and responsibility for each LEC's portion of the transmission facility.

     1.38 "Network Element Bona Fide Request" or "BFR" means the process described in Appendix UNE that is attached hereto and incorporated herein that prescribes the terms and conditions relating to a Party's request that the other Party provide a Network Element.
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     1.39 "Originating Line Information ("OLI")" is an SS7 Feature Group D
          signaling parameter which refers to the number transmitted through the network identifying the billing number of the calling party.

     1.40 "Point of Interconnection" or "POI" means a physical location at which the Parties' networks meet for the purpose of establishing interconnection. POIs include a number of different technologies and technical interfaces based on the Parties' mutual agreement.

     1.41 "Rating Point" means the Vertical and Horizontal ("V&H") coordinates associated with a particular telephone number for rating purposes.

     1.42 "Routing Point" means a location which a LEC has designated on its own network as the homing or routing point for traffic inbound to Exchange Service provided by the LEC which bears a certain NPA-NXX designation. The Routing Point is employed to calculate mileage measurements for the distance-sensitive transport element charges of Switched Access services. The Routing Point need not be the same as the Rating Point, nor must it be located within the Rate Center area, but must be in the same LATA as the NPA-NXX.

     1.43 "Switched Access" service means an offering of access to services or facilities for the purpose of the origination or termination of traffic from or to Exchange Service customers in a given area pursuant to a Switched Access tariff. Switched Access Services includes:
          Feature Group A ("FGA)", Feature Group B ("FGB"), Feature Group C ("FGC"), Feature Group D ("FGD"), Toll Free Service, 700 and 900 access. Switched Access service does not include traffic exchanged between LECs for the purpose of local exchange interconnection.

     1.44 "Synchronous Optical Network" or "SONET" means an optical interface standard that allows inter-networking of transmission products from multiple vendors. The base rate is 51.84 Mbps ("OC-1/STS-1") and higher rates are direct multiples of the base rate, up to 13.22 Gbps.

     1.45 "Telephone Exchange Service" is as defined in the Act.

     1.46 "Toll Free Service" means service provided with any dialing sequence that invokes toll-free, i.e., 800-like, service processing. Toll Free Service includes calls to the Toll Free Service 800/888 NPA SAC codes and excludes services using standard NPA-NXX dialing patterns, irrespective of whether the routing point of the NPA-NXX is in a different rate center than the rating point of that NPA-NXX.
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     1.47 "Trunk-Side" refers to a Central Office Switch connection that is capable of, and has been programmed to treat the circuit as connecting to another switching entity, for example, another Central Office switch. Trunk-Side connections offer those transmission and signaling features appropriate for the connection of switching entities and cannot be used for the direct connection of ordinary telephone station sets.

     1.48 "Wire Center" means an occupied structure or portion thereof in which a Party has the exclusive right of occupancy and which serves as a Routing Point for Switched Access Service.

2.   INTERPRETATION AND CONSTRUCTION
     -------------------------------

     [Section Deleted]

3.   IMPLEMENTATION SCHEDULE AND INTERCONNECTION ACTIVATION DATES
     ------------------------------------------------------------

     Subject to the terms and conditions of this Agreement, Interconnection of the Parties' facilities and equipment pursuant to Sections 4, 5, and 6 for the transmission and routing of Telephone Exchange Service Traffic and Exchange Access Traffic shall be established for each Exchange Area on Appendix DCO attached hereto and incorporated by reference. Appendix DCO may be revised and supplemented from time to time upon the mutual agreement of the Parties to reflect the Interconnection of additional Exchange Areas by modifying or updating Appendix DCO.


4. INTERCONNECTION PURSUANT TO SECTION 251(C)(2)(A),(B),(C); 47 CFR (S) 51.305(A)(1)

     4.1  Scope
          -----

          This Section refers to the physical architecture for Interconnection of the Parties' facilities and equipment for the transmission and routing of Telephone Exchange Service traffic and Exchange Access traffic pursuant to Section 251(c)(2) of the Act. Appendix ITR (Interconnection Trunking Requirements), attached hereto and incorporated by reference prescribes the specific trunk groups (and traffic routing parameters). Appendixes NIM and PHYSICAL COLLOCATION describe the facilities for the transmission and routing of traffic as described in Appendix ITR.
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     4.2  Interconnection Coverage (S) 251(c)(2)(B) and (C), 47 CFR (S)
          -------------------------------------------------------------
          51.305(a)(2)
          ------------

          The Parties will provide for interconnection of their networks that is at least equal in quality to that provided by PACIFIC to itself or to any subsidiary, affiliate, or any other party to which PACIFIC provides interconnection and shall interconnect at any technically feasible point in their network as defined in Appendix NIM and COLLOCATION, attached hereto and incorporated by reference. The Parties will establish Local Interconnection Trunks to exchange Local and IntraLATA Toll traffic. All traffic exchanged over Local Interconnection Trunk Groups will be treated as CLEC traffic and subject to the terms and conditions of this Agreement. Neither Party shall terminate Switched Access traffic over Local Interconnection Trunks. Separate two-way Meet Point trunks will be established for the joint provisioning of Switched Access traffic. Local Interconnection will be provided via two-way trunks unless both Parties agree to implement one-way trunks on a case-by-case basis. In depth description is included in Appendix ITR.

          4.2.1  The Parties shall interconnect their facilities as follows:
                 ----------------------------------------------------------

                 (a) Each Party will establish a Local Interconnection Trunk Group with each Access Tandem in the LATA(s) in which it originates or terminates Local and/or Toll traffic with the other Party. Parties may not route Local Interconnection traffic to an Access Tandem destined for an NXX that subtends another tandem. The Parties agree that direct trunking to an End Office from either Party's End Office or Access Tandem is permitted under the terms of this section.

                 (b) In addition to the tandem interconnection described above, either Party may establish End Office-to-End Office or End Office-to-tandem or tandem-to-tandem trunk groups. In the case of host-remote End Offices, such interconnection shall occur at the location of the host or remote, at the option of the Party deploying the host-remote End Office.

     4.3  Methods for Interconnection
          ---------------------------
          Methods for Interconnection and Physical Architecture shall be as defined in Appendix NIM.
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5.   TRANSMISSION AND ROUTING OF TELEPHONE EXCHANGE SERVICE TRAFFIC PURSUANT TO
     --------------------------------------------------------------------------
     SECTION 251(c)(2)(D); 252(d)(1) AND (2); 47 CFR (S)51.305(a)(5)
     ---------------------------------------------------------------

     5.1  Scope of Traffic
          ----------------
          This Section 5 prescribes traffic routing parameters for Local Interconnection Trunk Group(s) the Parties shall establish over the Interconnections specified in Section 4.

          5.1.1 Either Party may opt at any time to terminate, i.e., overflow, to the other Party some or all Local Exchange Traffic and intraLATA Toll traffic originating on its network, together with Switched Access traffic, via Feature Group D or Feature Group B Switched Access Services. Either Party may otherwise purchase these Switched Access Services from the other Party subject to the rates, terms and conditions specified in its standard intrastate access tariffs, including any usage-sensitive rates for the Local Exchange or intraLATA Toll traffic terminated over the Switched Access service.

          5.1.2 Each Party shall deliver to the other Party over the Local Interconnection Trunk Group(s) only such traffic which is destined for those publicly dialable NPA-NXX codes served by End Offices that directly subtend the Access Tandem or to those Wireless Service Providers that directly subtend the Access Tandem.

          5.1.3 Unless otherwise agreed to, each Party shall deliver all traffic destined to terminate at either Party's End Office or tandem in accordance with the serving arrangements defined in the LERG Common Language Location Identifier (CLLI) Code.

          5.1.4 Where the Parties deliver over the Local Interconnection Trunk Group(s) miscellaneous calls (e.g., time, weather, NPA-555, Mass Calling Codes) destined for each other, they shall deliver such traffic in accordance with the serving arrangements defined in the LERG Common Language Location Identifier Code.

          5.1.5 N11 codes (e.g., 611, 811, & 911) shall not be sent between CLEC's and PACIFIC's network over the Local Interconnection Trunk Group(s).

          5.1.6 For purposes of compensation under this Agreement, the traffic traded between CLEC and PACIFIC will be classified as either Local Traffic, Transit Traffic, IntraLATA Interexchange
                 Traffic, or interLATA Interexchange Traffic. The Parties agree that, notwithstanding the
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                 classification of traffic under this Agreement, either Party is free to define its own "local" calling area(s) for purposes of its provision of Telecommunications Services to its End Users.

          5.1.7 All Local Calls, including Local Calls originated by or terminated to any internet service provider, are subject to payment of local reciprocal compensation under the terms of this Agreement.

          5.1.8 Calls originated by one Party's End User and terminated to the other Party's End User will be classified as "Local Traffic" for purposes of intercompany compensation, if they are "Local Calls" as defined by this Agreement (Section 1.31).

          5.1.9 PACIFIC shall deliver all traffic destined to terminate at CLEC's End Office in accordance with the serving arrangements defined in the Common Language Location Identifier Code, except PACIFIC will not deliver calls destined to CLEC End Office(s) via another LEC's or CLEC's tandem.

          5.1.10 PACIFIC shall terminate traffic from third party LECs, CLECs, or Wireless Service Providers delivered to PACIFIC's network through CLEC's tandem. Prior to the routing of such traffic, the Parties agree to negotiate the issues of network capacity and forecasting caused by such termination. The Parties shall conduct such negotiations in good faith and shall not unreasonably withhold consent to the routing of such traffic.

          5.1.11 PACIFIC shall complete traffic delivered from CLEC destined to third-party LECs, CLECs or WSPs in the LATA, when these third parties subtend PACIFIC's tandem(s). PACIFIC shall have no responsibility to ensure that any third party LEC, CLEC or WSP will accept such traffic.

     5.2  Responsibilities of the Parties
          -------------------------------

          5.2.1 Each Party to this Agreement will be responsible for the accuracy and quality of its data as submitted to the respective Parties involved.

          5.2.2 Each Party will include in the information transmitted to the other for each call being terminated on the other's network, where available, the originating Calling Party Number ("CPN").

          5.2.3 If the percentage of calls passed with CPN is greater than ninety percent (90%), all calls exchanged without CPN information will be billed as

                                                    GENERAL TERMS AND CONDITIONS
                                                                   PAGE 11 OF 48
                                                        PACIFIC/PAC-WEST TELECOM
                                                                          022499

                 either Local Traffic or IntraLATA Toll Traffic in direct proportion to the minutes of use ("MOU") of calls exchanged with CPN information. If the percentage of calls passed with CPN is less than ninety percent (90%), all calls passed without CPN will be billed as Switched Access.

          5.2.4 For intraLATA Toll Free Service calls where such service is provided by one of the Parties, the compensation shall be charged by the Party originating the call, rather than the Party terminating the call. This includes originating charges as well as a Basic Toll Free Access Query charge as specified in Appendix PRICING or CLEC's local exchange tariff.

          5.2.5 Each Party will calculate terminating interconnection minutes of use based on standard Automatic Message Accounting ("AMA") recordings made within each Party's network. These recordings are the basis for each Party to generate bills to the other Party.

          5.2.6 Measurement of minutes of use over Local Interconnection Trunk Groups shall be in actual conversation seconds. The total conversation seconds over each individual Local Interconnection Trunk Group will be totaled for the entire monthly bill and then rounded to the next whole minute.

          5.2.7 Each Party will provide the other, within thirty (30) calendar days or by mutually agreed upon date after the end of each calendar quarter, a usage report with the following information regarding traffic it sent to (i.e., terminated over) the Local Interconnection Trunk arrangements.

                 5.2.7.1 Total traffic volume described in terms of minutes and messages and by call type (local, toll and other) terminated to each other over the Local
                          Interconnection Trunk Groups; and

                 5.2.7.2  Percent Local Usage ("PLU") and Percent Local Minutes.

          5.2.8 Upon mutual agreement of the Parties, originating records for local, transit, and intraLATA toll traffic shall be exchanged for the purposes of billing intercompany terminating compensation.

                 5.2.8.1 On a monthly basis, each Party will record its originating MOUs including identification of the originating and terminating NXXs for all intercompany calls.

                                                    GENERAL TERMS AND CONDITIONS
                                                                   PAGE 12 OF 48
                                                        PACIFIC/PAC-WEST TELECOM
                                                                          022499

                 5.2.8.2 Each Party will transmit the summarized originating MOUs above to the transiting and/or terminating Party for subsequent monthly intercompany settlement billing.

                 5.2.8.3 Bills rendered by either Party will be paid within fifteen (15) days of receipt subject to subsequent audit verification.

                 5.2.8.4 MOUs for the rates contained herein will be measured in seconds by call type, and accumulated each billing period into one (1) minute increments for billing purposes in accordance with industry rounding standards.

                 5.2.8.5 Each Party will multiply the tandem routed and end office routed terminating MOUs by the appropriate rate contained in this Section to determine the total monthly billing to each Party.

     5.3  Reciprocal Compensation for Termination of Local Traffic
          --------------------------------------------------------

          5.3.1 The Compensation set forth below will apply to all Local Traffic as defined in Section

          5.3.2  Applicability of Rates
                 ----------------------

                 5.3.2.1 The rates, terms, conditions in this Section 5.3 apply only to the termination of Local Traffic, unless otherwise noted in Section 5.

          5.3.3  Rate Elements
                 -------------

                 5.3.3.1 The Parties will pay to one another the charges for the following rate elements for the termination of Local Traffic.

                        (a) Tandem Switching - (where used) compensation for the
                            use of tandem switching functions (which includes subtending tandem offices:

                            (i)  Setup per Call, and
                            (ii) MOU;

                        (b) Common Transport ("where used") - compensation for
                            the transmission facilities between the local tandem and the End Offices subtending that tandem.

                                                    GENERAL TERMS AND CONDITIONS
                                                                   PAGE 13 OF 48
                                                        PACIFIC/PAC-WEST TELECOM
                                                                          022499

                              (i)  Fixed Mileage and
                              (ii) Variable Mileage

                     (c) Basic Switching- Interoffice Terminating:

                              (i)  Setup per Call
                              (ii) MOU;


          5.3.4  Local Traffic Interconnection Rates
                 -----------------------------------
                 See Appendix Pricing

     5.4  Reciprocal Compensation for Transit Traffic
          -------------------------------------------

          5.4.1 Transit Traffic allows one Party to send traffic to a third party network through the other Party's tandem. A Transit Traffic rate element applies to all MOUs between a Party and third party networks that transit the other Party's tandem switch. The originating Party will be billed Transit Traffic rate element unless otherwise specified.

                 The Transit Traffic rate element shall be equal to the Tandem Switching rate plus two times the Common Transport Fixed rate element as specified in Appendix PRICING.

          5.4.2 When CLEC uses a PACIFIC access tandem to transit a toll call to another LEC end office, and that LEC is a member of the California Toll Pool, ("Pooling LEC"), PACIFIC will bill, and CLEC will pay, PACIFIC's local switching and proportionate local transport rates in addition to the transit rate above. PACIFIC will remit such revenues to the California Toll Pool. When a Pooling LEC originates a toll call that terminates to a Party's NXX, Party will bill and PACIFIC will pay, Party's local switching and local transport rates as if the call originated from a PACIFIC end office.

          5.4.3 If either Party receives a call through the other Party's Access Tandem that originates from another LEC, CLEC or Wireless Service Provider, the Party receiving the transited call will not charge the other Party any rate element for this call regardless of whether the call is local or toll. The Parties will establish appropriate billing relationships directly with the Wireless Service Provider, other CLEC or LEC with the exception of the independent LECs listed in Section
                 21.11 of this Agreement.

                                                    GENERAL TERMS AND CONDITIONS
                                                                   PAGE 14 OF 48
                                                        PACIFIC/PAC-WEST TELECOM
                                                                          022499

          5.4.4 In the event one Party originates traffic that transits the second Party's network to reach a third party telecommunications carrier with whom the originating Party does not have a traffic interchange agreement, then originating Party will indemnify the second Party against any and all charges levied by such third party telecommunications carrier, including any termination charges related to such traffic and any attorneys fees and expenses.

     5.5  Reciprocal Compensation for Termination of IntraLATA Interexchange
          ------------------------------------------------------------------
          Traffic
          -------

          For intrastate intraLATA interexchange service traffic, compensation for termination of intercompany traffic will be at terminating access rates for Message Telephone Service ("MTS") and originating access rates for 800 Service as set forth in each Party's Intrastate Access Service Tariff. For interstate intraLATA intercompany service traffic (i.e., when a LATA crosses a state boundary), compensation for termination of intercompany traffic will be at terminating access rates for Message Telephone Service ("MTS") and originating access rates for 800 Service as set forth in each Party's Intrastate Access Service Tariff.

     5.6  Compensation for Origination and Termination of Switched Access
          ---------------------------------------------------------------
          Service Traffic to or from an IXC (Meet-Point Billing ("MPB")
          -------------------------------------------------------------
          Arrangements)
          -------------

          5.6.1 The Parties will establish MPB arrangements in order to provide Switched Access Services to IXCs via PACIFIC's Access Tandem switches in accordance with the MPB guidelines adopted by and contained in the Ordering and Billing Forum's MECOD and MECAB documents.

          5.6.2 For interstate, interLATA traffic, the Parties will charge IXCs according to access rates as set forth in each Party's own applicable tariffs.

          5.6.3 Billing to IXCs for the Switched Access Services jointly provided by the Parties via Meet-Point Billing arrangement shall be according to the multiple bill/single tariff method. As described in the MECAB document, each Party will render a bill in accordance with its own tariff for that portion of the service it provides. For the purpose of this Agreement, CLEC is the Initial Billing Company ("IBC") and PACIFIC is the Subsequent Billing Company ("SBC"). The actual rate values for each element shall be the rates contained in that Party's own applicable access tariffs.

                                                    GENERAL TERMS AND CONDITIONS
                                                                   PAGE 15 OF 48
                                                        PACIFIC/PAC-WEST TELECOM
                                                                          022499

          5.6.4 The Parties will maintain provisions in their respective federal and state access tariffs, or provisions within the National Exchange Carrier Association ("NECA") Tariff No. 4, or any successor tariff, sufficient to reflect this MPB arrangement, including MPB percentages.

          5.6.5 As detailed in the MECAB document, the Parties will, in accordance with accepted time intervals, exchange all information necessary to accurately, reliably, and promptly bill third Parties for Switched Access Services traffic jointly handled by the Parties via the Meet Point Arrangement. Each Party reserves the right to charge the other Party for the recording/processing functions it performs. Information shall be exchanged in Exchange Message Record ("EMR") format, on magnetic tape or via a mutually acceptable electronic file transfer protocol.

          5.6.6 Meet-Point Billing shall also apply to all jointly provided MOU traffic bearing the 900, 800, and 888 NPAs or any other non-geographic NPAs which may likewise be designated for such traffic in the future where the responsible party is an IXC. When PACIFIC performs 800 database queries, PACIFIC will charge the service provider for the database query in accordance with standard industry practices and applicable tariffs.

          5.6.7 Each Party shall coordinate and exchange the billing account reference ("BAR") and billing account cross reference ("BACR") numbers for the Meet Point Billing service. Each Party shall notify the other if the level of billing or other BAR/BACR elements change, resulting in a new BAR/BACR number.

          5.6.8 Each Party will provide the other with the Switched Access detailed usage data within thirty (30) days of the end of the billing period. Each Party will provide to the other the Switched Access summary usage data within ten (10) working days after the date that a bill is rendered to the IXC by the initial Party. To the extent CLEC provides PACIFIC with Access Usage Records, PACIFIC will compensate CLEC on the same terms as CLEC compensates PACIFIC. PACIFIC acknowledges that currently there is no charge for Summary Usage Data Records but that such a charge may be appropriate. At CLEC's request, PACIFIC will negotiate a mutual and reciprocal charge for provision of Summary Usage Data Records.

          5.6.9 Errors may be discovered by CLEC, the IXC or PACIFIC. Both PACIFIC and CLEC agree to provide the other Party with notification of any discovered errors within two (2) business days of the discovery.

                                                    GENERAL TERMS AND CONDITIONS
                                                                   PAGE 16 OF 48
                                                        PACIFIC/PAC-WEST TELECOM
                                                                          022499

          5.6.10 In the event of a loss of data, both Parties shall cooperate to reconstruct the lost data within sixty (60) days of notification and if such reconstruction is not possible, shall accept a reasonable estimate of the lost data, based upon at least three (3), but no more than twelve (12) months of prior usage data, if available.

     5.7  Maintenance of Service
          ----------------------

          5.7.1 A Maintenance of Service charge applies whenever either Party requests the dispatch of the other Party's personnel for the purpose of performing maintenance activity on the interconnection trunks, and any of the following conditions exist:

                 (a)  no trouble is found in the interconnection trunks; or

                 (b) the trouble condition results from equipment, facilities or systems not provided by the Party whose personnel were dispatched; or

                 (c) trouble clearance did not otherwise require dispatch and, upon dispatch requested for repair verification, the interconnection trunk did not exceed Maintenance Limits.

          5.7.2 If a Maintenance of Service initial charge has been applied and trouble is subsequently found in the facilities of the Party whose personnel were dispatched, the charge will be canceled.

          5.7.3 Billing for Maintenance of Service is based on each half-hour or fraction thereof expended to perform the work requested. The time worked is categorized and billed at one of the following three rates:

                 (a)  basic time;

                 (b)  overtime; or

                 (c)  premium time,

                 as defined for billing by PACIFIC in PACIFIC's revised tariff CPUC . No. 175-T and in CLEC's Exchange tariff.

                                                    GENERAL TERMS AND CONDITIONS
                                                                   PAGE 17 OF 48
                                                        PACIFIC/PAC-WEST TELECOM
                                                                          022499

6.   TRANSMISSION AND ROUTING OF SWITCHED ACCESS TRAFFIC PURSUANT TO 251(c)(2)
     -------------------------------------------------------------------------

     6.1  Scope of Traffic
          ----------------

          Section Appendix ITR (Interconnection Trunking Requirements) attached to this Interconnection Agreement prescribes parameters for certain trunk groups ("Meet Point Trunks") to be established over the Interconnections.

7.   TRANSPORT AND TERMINATION OF OTHER TYPES OF TRAFFIC
     ---------------------------------------------------

     7.1  Reserved for Future Use
          -----------------------

8.   SIGNALING
     ---------

     8.1 The Parties will interconnect their networks using SS7 signaling as defined in GR-000317-CORE and GR-000394-CORE, including ISDN User Part ("ISUP") for trunk signaling and Transaction Capabilities Application Part ("TCAP") for CCS-based features in the interconnection of their networks. Either Party may establish CCS interconnections either directly and/or through a third party. Whether direct or by third party, CCS interconnection shall be pursuant to PUB L-780023-PB/NB. If CCS interconnection is established through a third party, the rates, terms, and conditions of the parties' respective tariffs will apply. If CCS interconnection is established directly between CLEC and PACIFIC, the rates, terms, and conditions of Appendix SS7 will apply.

     8.2 The Parties will cooperate in the exchange of TCAP messages to facilitate full interoperability of CCS-based features between their respective networks, including all CLASS features and functions, to the extent each carrier offers such features and functions to its own End Users. All CCS signaling parameters deployed by both Parties will be provided including CPN. All privacy indicators will be honored.

     8.3 CCS shall be used in conjunction with Meet Point Trunks; except multifrequency ("MF") signaling will be used on a separate Meet Point Trunk Group to complete originating calls to Switched Access customers that use MF FGD signaling protocol. MF and CCS trunk groups shall not be provided within a DS-1 facility; a separate DS-1 per signaling type must be used.

     8.4 Originating FGB calls delivered to PACIFIC's tandem(s) shall use GR-317 signaling format unless the associated FGB carrier employs GR-394 signaling for its FGB traffic at the serving Access Tandem.

                                                          GENERAL AND CONDITIONS
                                                                   PAGE 18 OF 48
                                                        PACIFIC/PAC-WEST TELECOM
                                                                          022499

9.   NUMBERING
     ---------

     9.1 Nothing in this Agreement shall be construed to limit or otherwise adversely impact in any manner either Party's right to employ or to request and be assigned any North American Numbering Plan ("NANP") number resources including, but not limited to, central office ("NXX") codes pursuant to the Central Office Code Assignment Guidelines', or to establish, by tariff or otherwise, Exchanges and Rating Points corresponding to such NXX codes. Each Party is responsible for administering the NXX codes it is assigned.

     9.2 At a minimum, in those areas where CLEC intends to provide facilities-based local exchange service, CLEC shall obtain at least one NXX per incumbent local exchange carrier rate center which is required to ensure compliance with the industry-approved Central Office Code NXX Assignment Guidelines (April, 1997) and the FCC's Second Report and Order in CC Docket 96-116 released August 18, 1997 (Local Number Portability).

     9.3 Each Party agrees to make available via the LERG, up-to-date listings of its own assigned NPA-NXX codes, along with associated Rating Points and Exchanges.

     9.4 Each Party is responsible to program and update its own switches and network systems to recognize and route traffic to the other Party's assigned NXX codes at all times. Neither Party shall impose fees or charges on the other Party for such required programming and updating activities.

     9.5  Each Party is responsible to input required data into the Routing
          Data Base Systems ("RDBS") and into the Bellcore Rating Administrative Data Systems ("BRADS") or other appropriate system(s) necessary to update the Local Exchange Routing Guide ("LERG"), unless negotiated otherwise.

     9.7 Upon the request of CLEC, PACIFIC shall perform LERG input for CLEC. CLEC agrees to pay PACIFIC the sum of $110 per NXX in exchange for PACIFIC's input of required data necessary to update the Local Exchange Routing Guide ("LERG") on CLEC's behalf. PACIFIC shall not be liable for any losses or damages arising out of errors, defects, or failures associated with the input of CLEC's data into the LERG.


----------------------
/1/ Last published by the Industry Numbering Committee ("INC") as INC 95-0407-008, Revision April 1997, formerly ICCF 93-0729-010.

                                                          GENERAL AND CONDITIONS
                                                                   PAGE 19 OF 48
                                                        PACIFIC/PAC-WEST TELECOM
                                                                          022499

     9.8 Neither Party is responsible for notifying the other Parties' End Users of any changes in dialing arrangements, including those due to NPA exhaust, unless otherwise ordered by the law, the Commission, the FCC, or a court.

     9.9  NXX Migration
          -------------

          Where either Party has activated an entire NXX for a single End User, or activated more than half of an NXX for a single End User with the remaining numbers in that NXX either reserved for future use or otherwise unused, if such End User chooses to receive service from the other Party, the first Party shall cooperate with the second Party to have the entire NXX reassigned in the LERG (and associated industry databases, routing tables, etc.) to an End Office operated by the second Party. Such transfer will require development of a transition process to minimize impact on the Network and on the End User(s)' service and will be subject to appropriate industry lead times (currently forty-five (45) days) for movements of NXXs from one switch to another. The Party to whom the NXX is migrated will pay NXX migration charges of $10,000 per NXX to the Party formerly assigned the NXX.

10.  RESALE -- SECTIONS 251(b)(1); 251(c)(4); 252(d)(3); and 271(c)(2)(B)(xiv)
     -------------------------------------------------------------------------

     10.1 Availability of PACIFIC Retail Telecommunications Services for Resale
          ---------------------------------------------------------------------

          PACIFIC shall offer to CLEC for resale at wholesale rates its Telecommunications Services, as described in Section 251(c)(4) of the Act, pursuant to the terms and conditions of Appendix RESALE attached hereto and incorporated herein by this reference.

     10.2 Availability of CLEC Retail Telecommunication Services for Resale
          -----------------------------------------------------------------

          CLEC shall make available its Telecommunications Services for resale at wholesale rates to PACIFIC in accordance with Section 251(b)(1) of the Act.

11.  UNBUNDLED NETWORK ELEMENTS -- SECTIONS 251(c)(3), 271(c)(2)(B)
     --------------------------------------------------------------
     (ii),(iv),(v),(vi),(x)
     ----------------------

     Pursuant to Appendix UNE, which is attached hereto and made a part hereof, PACIFIC will provide CLEC access to Unbundled Network Elements for the provision of a telecommunication service as required by Sections 251 and 252 of the Act and in compliance with those portions of the FCC's First Report and Order in CC Docket No. 96-98 that are in effect, subject to any modifications on reconsideration, stay or appeal, under the terms and conditions described herein and in the Appendices hereto.

12.  NOTICE OF CHANGES -- SECTION 251(c)(5)
     --------------------------------------

                                                          GENERAL AND CONDITIONS
                                                                   PAGE 20 OF 48
                                                        PACIFIC/PAC-WEST TELECOM
                                                                          022499

     Nothing in this Agreement shall limit either Party's ability to upgrade its network through the incorporation of new equipment, new software or otherwise. Both Parties will comply with the Network Disclosure rules adopted by the FCC in CC Docket No. 96-98, Second Report and Order, as may be amended from time to time. Both Parties agree to coordinate interconnection matters consistent with the requirements of the Americans with Disabilities Act (42 U.S.C. 12101) and with Sections 255 and 256 of the Act.

13.  COLLOCATION -- SECTION 251(c)(6)
     --------------------------------

     13.1 PACIFIC shall provide to CLEC Physical Collocation pursuant to Appendix PHYSICAL COLLOCATION.

     13.2 PACIFIC shall provide to CLEC Virtual Collocation pursuant to Appendix NIM.

14.  NUMBER PORTABILITY -- SECTIONS 251(b)(2) and 271(c)(2)(B)(xi)
     -------------------------------------------------------------

     The Parties shall provide to each other Interim Number Portability ("INP") and Permanent Number Portability ("PNP") on a reciprocal basis. Pursuant to the provisions in the Act and the FCC's First Report and Order, and in accordance with the terms and conditions outlined in Appendix PORT, which is attached hereto and incorporated herein, PACIFIC will provide CLEC Interim Number Portability through Remote Call Forwarding and Direct Inward Dialing technology.

15.  DIALING PARITY -- SECTION 251(b)(3); 271(c)(2)(B)(xii); and 271(e)(2)
     ---------------------------------------------------------------------

     15.1 The Parties shall provide Local Dialing Parity to each other as required under Section 251(b)(3) of the Act.

     15.2 PACIFIC shall provide IntraLATA Dialing Parity in accordance with
          Section 271(e)(2) of the Act and Section 8 of the Commission's regulations in Docket 97-2010.

16.  ACCESS TO RIGHTS-OF-WAY -- SECTION 251(b)(4) and 271(c)(2)(B)(iii)
     ------------------------------------------------------------------

     Each Party shall provide the other Party access to its poles, ducts, rights-of-way and conduits it owns or controls, pursuant to Appendix ROW, in accordance with Section 224 of the Act on terms, conditions, and prices comparable to those offered to any other Telecommunications provider pursuant to each Party's applicable tariffs and/or standard agreements.

                                                          GENERAL AND CONDITIONS
                                                                   PAGE 21 OF 48
                                                        PACIFIC/PAC-WEST TELECOM
                                                                          022499

17.  DATABASE ACCESS -- SECTION  271(c)(2)(B)(x)
     -------------------------------------------

     In accordance with Section 27 (c)(2)(B)(x) of the Act, PACIFIC shall provide CLEC with nondiscriminatory access to databases and associated signaling necessary for call routing and completion. When requesting access to databases not otherwise provided for in this Agreement, or appropriate interfaces, regardless of whether they constitute Unbundled Network Elements, CLEC will use the Network Element Bona Fide Request process. This process is defined in Appendix UNE, which is attached hereto and incorporated herein by reference.

18.  INTERCEPT REFERRAL ANNOUNCEMENTS
     --------------------------------

     When an End User customer changes from one Party to the other Party and does not retain its original telephone number, the Party formerly providing service to the End User will provide a referral announcement on the abandoned telephone number. This announcement will provide details on the new number to be dialed to reach this customer. These arrangements will be provided reciprocally for the same period of time and under the same terms and conditions as either provides to its existing End User customers.

19.  COORDINATED REPAIR CALLS
     ------------------------

     To avoid and minimize the potential for End User confusion, each Party shall inform their respective End Users of their respective repair bureau telephone number(s) to access such bureaus. In the event that either Party receives a misdirected repair call, the Parties agree to employ the following procedures for handling such calls:

     (a) To the extent the correct provider can be determined, misdirected repair calls will be referred to the proper provider of local exchange service in a courteous manner, at no charge, and the End User will be provided the correct contact telephone number.

     (b) In responding to repair calls, neither Party shall make disparaging remarks about the other, nor shall they use these repair calls as the basis for internal referrals, to solicit customers, or to market services, nor shall they initiate extraneous communications beyond the direct referral to the correct repair telephone number.

20.  OTHER SERVICES 271(c)(B)(2)(vii) and 271(c)(2)(B)(viii)
     -------------------------------------------------------

     20.1 White Pages
          -----------

          In accordance with Section 271(c)(2)(B)(viii) of the Act, PACIFIC will make nondiscriminatory access to White Pages service available under the terms and conditions of Appendix WP, attached hereto and incorporated by reference.

                                                          GENERAL AND CONDITIONS
                                                                   PAGE 22 OF 48
                                                        PACIFIC/PAC-WEST TELECOM
                                                                          022499

     20.2 911 and E911 Services
          ---------------------

          Pursuant to Section 271(c)(2)(B)(vii)(I) of the Act, PACIFIC will make nondiscriminatory access to 911 and E911 services available under the terms and conditions of Appendix 911, attached hereto and incorporated by reference.

     20.3 Directory Assistance ("DA")
          ---------------------------

          Pursuant to Section 271(c)(2)(B)(vii)(II) of the Act, PACIFIC will provide nondiscriminatory access to DA services under the terms and conditions identified in Appendix DA, attached hereto and incorporated by reference.

     20.4 Operator Services
          -----------------

          Pursuant to Section 271(c)(2)(B)(vii)(III) of the Act, PACIFIC shall provide nondiscriminatory access to Operator Services under the terms and conditions identified in Appendix OS, attached hereto and incorporated by reference.

     20.5 Hosting
          -------

          At CLEC's request, PACIFIC shall perform hosting responsibilities for the provision of billable message data and/or access usage data received from a CLEC for distribution to the appropriate billing and/or processing location or for delivery to a CLEC of such data via PACIFIC's internal network or the nationwide CMDS network pursuant.

     20.6 Signaling System 7 Interconnection
          ----------------------------------

          At CLEC's request, PACIFIC shall perform SS7 interconnection services for CLEC pursuant to Appendix SS7, attached hereto and incorporated by reference.

21.  GENERAL RESPONSIBILITIES OF THE PARTIES
     ---------------------------------------

     21.1 Each Party is individually responsible to provide facilities within its network that are necessary for routing, transporting, measuring, and billing traffic from the other Party's network and for delivering such traffic to the other Party's network in the standard format compatible with PACIFIC's network as referenced in Bellcore's BOC Notes on LEC Networks Practice No. SR-TSV-002275, and to terminate the traffic it receives in that standard format to the proper address on its network. The Parties are each solely responsible for participation in and compliance with national network plans, including the National Network Security Plan and the Emergency Preparedness Plan.

     21.2 Neither Party shall use any service related to or use any of the services or elements provided in this Agreement in any manner that interferes with other persons in the use of their service, prevents other persons from using their service, or otherwise impairs the quality of service to other carriers or to either Party's End

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                                                        PACIFIC/PAC-WEST TELECOM
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          Users. Either Party may discontinue or refuse service, but only for so long as the other Party is violating this provision. Upon such violation, either Party shall provide the other Party notice of the violation at the earliest practicable time.

     21.3 Each Party is solely responsible for the services it provides to its End Users and to other Telecommunications Carriers.

     21.4 The Parties shall work cooperatively to minimize fraud associated with third-number billed calls, calling card calls, and any other services related to this Agreement.

     21.5 At all times during the term of this Agreement, each Party shall keep and maintain in force at each Party's expense all insurance required by law (e.g. workers' compensation insurance) as well as general liability insurance for personal injury or death to any one person, property damage resulting from any one incident, and automobile liability with coverage for bodily injury for property damage. Upon request from the other Party, each Party shall provide to the other Party evidence of such insurance (which may be provided through a program of self insurance).

     21.6 Unless otherwise stated, each Party will render a monthly bill to the other for service(s) provided hereunder. Remittance in full will be due within fifteen (15) days of that billing date. Interest shall apply on overdue amounts (other than disputed amounts which are subject to Section 30.12) at the rate specified in Section 30.12, unless otherwise specified in an applicable tariff. Each Party reserves the right to net delinquent amounts against amounts otherwise due the other.

     21.7 PACIFIC participates at OBF to develop standardized methods and shall implement ordering and billing formats/processes consistent with industry guidelines as capabilities are deployed. Where such guidelines are not available or PACIFIC decides not to fully utilize industry guidelines, PACIFIC will provide CLEC with information on its ordering and billing format/process and requirements at the earliest practicable time.

     21.8 For the purposes of establishing provisioning and billing service to CLEC, CLEC is required to provide to PACIFIC its PACIFIC authorized and nationally recognized OCN for facilities-based business (interconnection and/or Unbundled Network Elements) in PACIFIC. CLEC name associated with specific OCN must be consistent in PACIFIC.

     21.9 Unless otherwise agreed, if the designated Party fails to file the jointly signed agreement with the Commission within thirty (30) days of both Parties signatures, then the signed agreement is null and no longer valid. If the contract becomes null, either Party can initiate negotiations to a new agreement.
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                                                        PACIFIC/PAC-WEST TELECOM
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22.  EFFECTIVE DATE, TERM, AND TERMINATION
     -------------------------------------

     22.1 This Agreement shall be effective upon approval by the CPUC (the "Effective Date").

     22.2 The initial term of this Agreement shall be two (2) years (the
          "Term") which shall commence on the Effective Date. Absent the receipt by one Party of written notice from the other Party at least sixty
          (60) days prior to the expiration of the Term to the effect that such Party does not intend to extend the Term of this Agreement, this Agreement shall automatically renew and remain in full force and effect on and after the expiration of the Term until terminated by either Party pursuant to Section 22.3, below.

     22.3 Either Party may terminate this Agreement in the event that the other Party fails to perform a material obligation that disrupts the operation of either Party's network and/or End User service and fails to cure such material nonperformance within forty-five (45) days after written notice thereof.

     22.4 If pursuant to Section 22.2, above, this Agreement continues in full force and effect after the expiration of the Term, either Party may terminate this Agreement ninety (90) days after delivering written notice to the other Party of its intention to terminate this Agreement, subject to Section 22.5, below. Neither Party shall have any liability to the other Party for termination of this Agreement pursuant to this Section 22.4 other than its obligations under Section 22.5, below.

     22.5 Upon termination or expiration of this Agreement in accordance with this Section 22, above:

          (a) each Party shall comply immediately with its obligations set forth in Section 30.6, below; and

          (b) each Party shall promptly pay all amounts (including any late payment charges) owed under this Agreement; and

          (c)  each Party 's indemnification obligations shall survive.

     22.6 If upon expiration or termination the Parties are negotiating a successor agreement, during such period each Party shall continue to perform its obligations and provide the services described herein that are to be included in the successor agreement until such time as the latter agreement becomes effective; provided however, that if the Parties are unable to reach agreement
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                                                        PACIFIC/PAC-WEST TELECOM
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          within six (6) months after termination or expiration of this
          Agreement, either Party has the right to submit this matter to the Commission for resolution. Until a survivor agreement is reached or the Commission resolves the matter, whichever is sooner, the terms, conditions, rates, and charges stated herein will continue to apply, subject to a true-up based on the successor agreement, if any. Each Party agrees that it will negotiate in good faith concerning a successor agreement to this Agreement, upon request of the other
          Party, commencing nine months before the end of the initial term.

     22.7 No remedy set forth in this Agreement is intended to be exclusive and each and every remedy shall be cumulative and in addition to any other rights or remedies now or hereafter existing under applicable law or otherwise.

23.  DISCLAIMER OF REPRESENTATIONS AND WARRANTIES
     --------------------------------------------

     EXCEPT AS EXPRESSLY PROVIDED UNDER THIS AGREEMENT, NO PARTY MAKES OR RECEIVES ANY WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES, FUNCTIONS AND PRODUCTS IT PROVIDES UNDER OR CONTEMPLATED BY THIS AGREEMENT AND THE PARTIES DISCLAIM THE IMPLIED WARRANTIES OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE. ADDITIONALLY, NEITHER PACIFIC NOR CLEC ASSUMES RESPONSIBILITY WITH REGARD TO THE CORRECTNESS OF DATA OR INFORMATION SUPPLIED BY THE OTHER WHEN THIS DATA OR INFORMATION IS ACCESSED AND USED BY A THIRD PARTY.

24.  CHANGES IN END USER LOCAL EXCHANGE SERVICE PROVIDER SELECTION
     -------------------------------------------------------------

     Each Party will abide by applicable state or federal laws and regulations in obtaining End User authorization prior to changing End User's local service provider to itself and in assuming responsibility for any applicable charges as specified in Section 258(b) of the Telecommunications Act of 1996. CLEC shall make authorization available to PACIFIC upon request and at no charge. Only an End User can initiate a challenge to a change in its local exchange service provider. If an End User notifies PACIFIC or CLEC that the End User requests local exchange service, the Party receiving such request shall be free to immediately provide service to such End User. When an End User changes or withdraws authorization, each Party shall release customer-specific facilities in accordance with the End User's direction or the End User's authorized agent. Further, when an End User abandons the premise, PACIFIC is free to reclaim the unbundled network element facilities for use by another customer and is free to issue service orders required to reclaim such facilities.
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25.  SEVERABILITY
     ------------

     25.1 The Parties negotiated the services, arrangements, Interconnection, terms and conditions of this Agreement as a total arrangement and it is intended to be nonseverable, subject only to Section 30.16 of this Agreement.

     25.2 In the event the Commission, the FCC, or a court rejects any portion or determines that any provision of this Agreement is contrary to law, or is invalid or unenforceable for any reason, the Parties shall continue to be bound by the terms of this Agreement, insofar as possible, except for the portion rejected or determined to be unlawful, invalid, or unenforceable. In such event, the Parties shall negotiate in good faith to replace the rejected, unlawful, invalid, or unenforceable provision and shall not discontinue service to the other Party during such period if to do so would disrupt existing service being provided to an End User. Nothing in this Agreement shall be construed as requiring or permitting either Party to contravene any mandatory requirement of federal or state law, or any regulations or orders adopted pursuant to such law.

26.  INTELLECTUAL PROPERTY
     ---------------------

     CLEC as the provider of the Unbundled Network Elements will provide all features, functions, and capabilities of the individual elements. PACIFIC will provide a list of all vendors/licensers applicable to the subject Unbundled Network Element(s) (which vendors have provided PACIFIC a software license) within seven (7) days of a request for such a list by CLEC. PACIFIC agrees to use its best efforts to facilitate the obtaining of any necessary license or right to use agreement. PACIFIC makes no warranties, express or implied, concerning CLEC's (or any third party's) rights with the respect to use of intellectual property (including without limitation, patent, copyright, and trade secret rights). PACIFIC reserves the right to amend the Intellectual Property provision of this Agreement to reflect the FCC ruling (and any appeal therefrom) in CC Docket No. 96-98 (File No. CCBPol 97-4), In the Matter of Petition of MCI for Declaratory
                             ------------------------------------------------
     Ruling.
     -------

27.  INDEMNIFICATION
     ---------------

     27.1 Except as otherwise provided herein or in specific appendices, each Party shall be responsible only for service(s) and facility(ies) which are provided by that Party, its authorized agents, subcontractors, or others retained by such parties, and neither Party shall bear any responsibility for the service(s) and facility(ies) provided by the other Party, its agents, subcontractors, or others retained by such parties.

     27.2 Except as otherwise provided herein or in specific appendices, and to the extent not prohibited by law and not otherwise controlled by tariff, each Party (the "Indemnifying Party") shall defend and indemnify the other Party (the
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                                                        PACIFIC/PAC-WEST TELECOM
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          "Indemnified Party") and hold such Indemnified Party harmless against any loss to a third party arising out of the negligence or willful misconduct by such Indemnifying Party, its agents, its End User, contractors, or others retained by such parties, in connection with the indemnifying provision of services or functions under this Agreement.

     27.3 In the case of any loss alleged or made by an End User of either Party, the Party whose End User alleged or made such loss ("Indemnifying Party") shall defend and indemnify the other Party ("Indemnified Party") against any and all such claims or loss by its End Users regardless of whether the underlying service was provided or unbundled element was provisioned by the Indemnified Party, unless the loss was caused by the gross negligence or intentional misconduct of the other ("Indemnified") Party.

     27.4 CLEC agrees to indemnify, defend and hold PACIFIC harmless from any loss arising out of PACIFIC's provision of 911 services to CLEC or out of CLEC's End Users' use of the 911 service, whether suffered, made, instituted, or asserted by CLEC or its End Users, including for any personal injury or death of any person or persons, except for loss which is the direct result of PACIFIC'S own negligence or willful misconduct.

     27.5 PACIFIC shall not be liable for damages to an End User's premises resulting from the furnishing of unbundled elements, including the installation and removal of equipment and associated wiring, unless the damage is caused by PACIFIC's negligence or willful misconduct. PACIFIC does not guarantee or make any warranty with respect to unbundled elements when used in an explosive atmosphere.

     27.6 Each Party shall be indemnified, defended and held harmless by the other Party against any loss arising from a Party's use of services or elements provided under this Agreement involving:

          (a)  tort claims, including claims for libel;

          (b)  slander;

          (c)  invasion of privacy; or

          (d) infringement of copyright arising from a Party's own communications or the communications of its End Users.

          This includes, but is not limited to, suits arising from disclosure of any customer-specific information associated with either the originating or terminating numbers
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          used to provision unbundled elements provided hereunder or all other claims arising out of any act or omission of the End User in the course of using services or functions provided pursuant to this Agreement.

     27.7 The Indemnifying Party agrees to defend any suit brought against the Indemnified Party for any loss identified in this Section or specific appendices. The Indemnified Party agrees to notify the Indemnifying Party promptly in writing of any written claims, lawsuits or demands for which the Indemnifying Party may be responsible under this Agreement. The Indemnified Party shall cooperate in every reasonable way to facilitate defense or settlement. The Indemnifying Party shall have the right to control and conduct the defense and settlement of any action or claim subject to the consultation of the Indemnified Party. The Indemnifying Party shall not be responsible for any settlement unless the Indemnifying Party approved such settlement in advance and agrees to be bound by the settlement agreement.

     27.8 CLEC acknowledges that its right under this contract to interconnect with PACIFIC's network and to unbundle and/or combine PACIFIC's network elements (including combining with CLEC's network elements) may be subject to or limited by intellectual property (including, without limitation, patent, copyright, and trade secret rights) and contract rights of third parties. It is the sole obligation of CLEC to obtain any consents, authorizations, or licenses under intellectual property or proprietary rights held by third parties that may be necessary for its use of PACIFIC network facilities under this Agreement. PACIFIC hereby conveys no licenses to use such intellectual property rights and makes no warranties, express or implied, concerning CLEC's (or any third party's) rights with respect to such intellectual property and contract rights, including, without limitation, whether such rights will be violated by such interconnection or unbundling and/or combining of elements (including combining with CLEC's network elements) in PACIFIC's network. PACIFIC does not and shall not indemnify or defend, nor be responsible for indemnifying or defending CLEC for any liability losses, claims, costs, damages, demand, penalties, or other expenses arising out of, caused by, or relating to CLEC's interconnection with PACIFIC's network and unbundling and/or combining PACIFIC's network elements (including combining with CLEC's network elements).

     27.9 CLEC agrees to indemnify and hold PACIFIC harmless from and against all liability, losses, claims, costs, damages, demand, penalties, or other expenses, including but not limited to costs of litigation and reasonable attorneys fees, arising out of, caused by, or relating to any real or potential claim, demand, or action that CLEC's interconnection with PACIFIC's network, or CLEC's use of services or functions offered hereunder, or unbundling and/or combining of
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           PACIFIC's network elements (including combining with CLEC's network elements) violates or infringes upon any intellectual property rights of any third party or constitutes a breach of contract. CLEC shall notify PACIFIC in writing within ten (10) days after CLEC receives notification of any claim or suit subject to this provision. PACIFIC shall undertake and control the defense and settlement of any such claim or suit and CLEC shall cooperate fully with PACIFIC in connection herewith. In no event shall PACIFIC be liable for any consequential damages or loss of profits which CLEC may suffer arising out of same.

     27.10 CLEC shall reimburse PACIFIC for damages to PACIFIC facilities utilized to provide unbundled elements hereunder caused by the negligence or willful act of CLEC or resulting from CLEC's improper use of PACIFIC facilities, or due to malfunction of any facilities or equipment provided by other than PACIFIC. Nothing in the foregoing provision shall be interpreted to hold one CLEC liable for another local service provider or End User's actions. Upon reimbursement for damages, PACIFIC will cooperate with CLEC in prosecuting a claim against the person causing such damage. CLEC shall be subrogated to the right of recovery by PACIFIC for the damages to the extent of such payment.

28.  LIMITATION OF LIABILITY
     -----------------------

     28.1 Except for indemnity obligations under this Agreement, or except as otherwise provided in specific appendices, each Party's liability to the other Party for any loss relating to or arising out of any negligent act or omission in its performance under this Agreement, whether in contract or tort, shall not exceed in total the amount PACIFIC or CLEC has to or would have charged the other Party for the affected service(s) or function(s) which were not performed or were otherwise improperly performed.

     28.2 Except for losses alleged or made by an End User of either Party, or except as otherwise provided in specific appendices, in the case of any loss alleged or made by a third party arising under the negligence or willful misconduct of both Parties, each Party shall bear, and its obligation under this section shall be limited to, that portion (as mutually agreed to by the Parties) of the resulting expense caused by its own negligence or willful misconduct or that of its agents, servants, contractors, or others acting in aid or concert with it.

     28.3 In no event shall either Party have any liability whatsoever to the other Party for any indirect, special, consequential, incidental, or punitive damages, including but not limited to, loss of anticipated profits or revenue or other economic loss in connection with or arising from anything said, omitted, or done hereunder (collectively, "Consequential Damages"), even if the other Party has been advised
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          of the possibility of such damages; provided that the foregoing shall not limit a Party's obligation under this Agreement to indemnify, defend, and hold the other Party harmless against any amounts payable to a third party, including any losses, costs, fines, penalties, criminal or civil judgments or settlements, expenses (including attorney's fees) and Consequential Damages of such third party.

29.  REGULATORY APPROVAL
     -------------------

     29.1 The Parties understand and agree that this Agreement will be filed with the Commission and may thereafter be filed with the FCC. The Parties believe in good faith and agree that the terms in this Agreement, to which they have agreed (i.e. excluding arbitrated provisions) are not inconsistent with the specifically mentioned sections of the Act and are in the public interest. Each Party covenants and agrees to fully support approval of this Agreement by the Commission or the FCC under Section 252 of the Act without modification.

30.  MISCELLANEOUS
     -------------

     30.1 Authorization
          -------------

          30.1.1 PACIFIC is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has full power and authority to execute and deliver this Agreement and to perform the obligations hereunder.

          30.1.2 CLEC is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

     30.2 Compliance and Certification
          ----------------------------

          30.2.1 Each Party shall comply with all federal, state, and local laws, rules, and regulations applicable to its performance under this Agreement.

          30.2.2 Each Party warrants that it has obtained all necessary state certification required in those states in which it has ordered services from the other Party pursuant to this Agreement. Upon request by any state governmental entity, each Party shall provide proof of certification.
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        30.2.3 Each Party represents and warrants that any equipment, facilities or services provided to the other Party under this Agreement comply with the Communications Law Enforcement Act ("CALEA"). Each Party shall indemnify and hold the other Party harmless from any and all penalties imposed upon the other Party for such noncompliance and shall at the non-compliant Party's sole cost and expense, modify or replace any equipment, facilities or services provided to the other Party under this Agreement to ensure that such equipment, facilities and services fully comply with CALEA.

  30.3  Law Enforcement
        ---------------
        PACIFIC and CLEC shall handle law enforcement requests as follows:

        (a)    Intercept Devices:
               -----------------
               Local and federal law enforcement agencies periodically request information or assistance from local telephone service providers. When either Party receives a request associated with an End User of the other Party, it shall refer such request to the Party that serves such End User, unless the request directs the receiving Party to attach a pen register, trap-and-trace or form of intercept on the Party's facilities, in which case that Party shall comply with any valid request.

        (b)    Subpoenas:
               ---------
               If a Party receives a subpoena for information concerning an End User the Party knows to be an End User of the other Party, it shall refer the subpoena to the requesting party with an indication that the other Party is the responsible company, unless the subpoena requests records for a period of time during which the Party was the End User's service provider, in which case the Party will respond to any valid request.

        (c)    Emergencies:
               -----------
               If a Party receives a request from a law enforcement agency for temporary number change, temporary disconnect, or one-way denial of outbound calls for an End User of the other Party by the receiving Party's switch, that Party will comply with a valid emergency request. However, neither Party shall be held liable for any claims or damages arising from compliance with such requests on behalf of the other Party's End User and the Party serving such End User agrees to indemnify and hold the other Party harmless against any and all such claims.
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   30.4   Independent Contractor
          ----------------------
          Each Party and each Party's contractor shall be solely responsible for the withholding or payment of all applicable federal, state and local income taxes, social security taxes and other payroll taxes with respect to its employees, as well as any taxes, contributions or other obligations imposed by applicable state unemployment or workers' compensation acts. Each Party has sole authority and responsibility to hire, fire and otherwise control its employees.

   30.5   Force Majeure
          -------------
          Neither Party shall be liable for any delay or failure in performance of any part of this Agreement from any cause beyond its control and without its fault or negligence including, without limitation, acts of nature, acts of civil or military authority, government regulations, embargoes, epidemics, terrorist acts, riots, insurrections, fires, explosions, earthquakes, nuclear accidents, floods, work stoppages, equipment failure, cable cuts, power blackouts, volcanic action, other major environmental disturbances, unusually severe weather conditions, inability to secure products or services of other persons or transportation facilities or acts or omissions of transportation carriers In such event, the Party affected shall, upon giving prompt notice to the other Party, be excused from such performance on a day-to-day basis to the extent of such interference (and the other Party shall likewise be excused from performance of its obligations on a day-for-day basis to the extent such Party's obligations related to the performance so interfered with). The affected Party shall use its best efforts to avoid or remove the cause of nonperformance and both Parties shall proceed to perform with dispatch once the causes are removed or cease.

   30.6   Confidentiality
          ---------------

          30.6.1 All information, including but not limited to specifications, microfilm, photocopies, magnetic disks, magnetic tapes, drawings, sketches, models, samples, tools, technical information, data, employee records, maps, financial reports, and market data:

                  (a)  furnished by one Party (the "Disclosing Party") to the other Party (the "Receiving Party") dealing with
                       customer-specific, facility-specific, or usage-specific
                       information, other than customer information communicated
                       for the purpose of publication or directory database
                       inclusion, 911, call processing, billing or settlement or
                       as otherwise mutually agreed upon; or
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                                                        PACIFIC/PAC-WEST TELECOM
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                 (b)  in written, graphic, electromagnetic, or other tangible form and marked at the time of delivery as "Confidential" or "Proprietary;"; or

                 (c) communicated orally and declared to the Receiving Party at the time of delivery, or by written notice given to the Receiving Party within ten (10) days after declaration to be "Confidential" or "Proprietary" (collectively referred to as "Proprietary Information"), shall remain the property of the Disclosing Party.

          30.6.2 Upon request by the Disclosing Party, the Receiving Party shall return all tangible copies of Proprietary Information, whether written, graphic, or otherwise. In the event of the expiration or termination of this Agreement for any reason whatsoever, each Party shall return to the other Party or destroy all Proprietary Information and other documents, work papers and other material (including all copies thereof) obtained from the other Party in connection with this Agreement.

          30.6.3 Each Party shall keep all the other Party's Proprietary Information confidential in the same manner in which it keeps its own Proprietary Information confidential, and shall use the other Party's Proprietary Information only for performing the covenants contained in the Agreement and shall disclose such Proprietary Information only to those employees, contractors, agents or Affiliates who have a need to know. Neither Party shall use the other Party's Proprietary Information for any other purpose except upon such terms and conditions as may be agreed upon between the Parties in writing.

          30.6.4 Unless otherwise agreed, the obligations of confidentiality and nonuse set forth in the Agreement do not apply to such Proprietary Information that:

                 (a) was at the time of receipt, already known to the Receiving Party, free of any obligation to keep confidential and evidenced by written records prepared prior to delivery by the Disclosing Party;

                 (b) is, or becomes publicly known through no wrongful act of the receiving Party;

                 (c) is rightfully received from a third person having no direct or indirect secrecy or confidentiality obligation to the Disclosing Party with respect to such information;
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                 (d)  is independently developed by an employee, agent, or
                      contractor of the Receiving Party which individual is not involved in any manner with the provision of services pursuant to the Agreement and does not have any direct or indirect access to the Proprietary Information;

                 (e) is disclosed to a third person by the Disclosing Party without similar restrictions on such third person's rights;

                 (f) is approved for release by written authorization of the Disclosing Party;

                 (g) is required to be made public by the Receiving Party pursuant to applicable law or regulation provided that the Receiving Party shall provide the Disclosing Party with written notice of such requirement as soon as possible and prior to such disclosure. The Disclosing Party may then either seek appropriate protective relief from all or part of such requirement or, if it fails to successfully do so, it shall be deemed to have waived the Receiving Party's compliance with Section 30.6 with respect to all or part of such requirement. The Receiving Party shall use all commercially reasonable efforts to cooperate with the Disclosing Party in attempting to obtain any protective relief which such Disclosing Party chooses to obtain. Notwithstanding the foregoing, PACIFIC shall be entitled to disclose confidential information on a confidential basis to regulatory agencies upon request for information as to PACIFIC's activities under the Act.

          30.6.5 Notwithstanding any other provision of this Agreement, the Proprietary Information provisions of this Agreement shall apply to all information furnished by either Party to the other in furtherance of the purpose of this Agreement, even if furnished before the date of this Agreement.

          30.6.6 Pursuant to Section 222(b) of the Act, both Parties agree to limit their use of Proprietary Information received from the other to the permitted purposed identified in the Act.

    30.7  Governing Law
          -------------
          For all claims under this Agreement that are based upon issues within the jurisdiction (primary or otherwise) of the FCC, the exclusive jurisdiction and remedy for all such claims shall be as provided for by the FCC and the Act. For all claims under this Agreement that are based upon issues within the jurisdiction
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                                                    GENERAL TERMS AND CONDITIONS
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                                                        PACIFIC/PAC-WEST TELECOM
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          (primary or otherwise) of the Commission, the exclusive jurisdiction for all such claims shall be with such Commission, and the exclusive remedy for such claims shall be as provided for by such Commission. In all other respects, this Agreement shall be governed by the domestic laws of the State of California without reference to conflict of law provisions.

    30.8  Taxes
          -----

          30.8.1 Each Party purchasing services hereunder shall pay or otherwise be responsible for all federal, state, or local sales, use, excise, gross receipts, transaction or similar taxes, fees, or surcharges (hereinafter "Tax") imposed on or with respect to the services provided by or to such Party, except for any Tax on either Party's corporate existence, status, or income. Whenever possible, these amounts shall be billed as a separate item on the invoice. To the extent a sale is claimed to be for resale tax exemption, the purchasing Party shall furnish the providing Party a proper resale tax exemption certificate as authorized or required by statute or regulation by the jurisdiction providing said resale tax exemption. Failure to timely provide said resale tax exemption certificate will result in no exemption being available to the purchasing Party until such time as the purchasing Party presents a valid certificate.

          30.8.2 With respect to any purchase of services, facilities or other arrangements, if any Tax is required or permitted by applicable law to be collected from the purchasing Party by the providing Party, then:

                  (a) the providing Party shall bill the purchasing Party for such Tax;

                  (b) the purchasing Party shall remit such Tax to the providing Party; and

                  (c) the providing Party shall remit such collected Tax to the applicable taxing authority.

          30.8.3 With respect to any purchase hereunder of services, facilities or arrangements that are resold to a third party, if any Tax is imposed by applicable law on the End User in connection with any such purchase, then:

                  (a) the purchasing Party shall be required to impose and/or collect such Tax from the End User; and
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                                                    GENERAL TERMS AND CONDITIONS
                                                                   PAGE 36 OF 48
                                                        PACIFIC/PAC-WEST TELECOM
                                                                          022499

                 (b) the purchasing Party shall remit such Tax to the applicable taxing authority.

                 The purchasing Party agrees to indemnify and hold harmless the providing Party on an after-tax basis for any costs incurred by the providing Party as a result of actions taken by the applicable taxing authority to collect the Tax from the providing Party due to the failure of the purchasing Party to pay or collect and remit such tax to such authority.

          30.8.4 If the providing Party fails to collect any Tax as required herein, then, as between the providing Party and the purchasing
                 Party:

                 (a) the purchasing Party shall remain liable for such
                     uncollected Tax; and

                 (b) the providing Party shall be liable for any penalty and interest assessed with respect to such uncollected Tax by such authority.

                 However, if the purchasing Party fails to pay any taxes properly billed, then, as between the providing Party and the purchasing Party, the purchasing Party will be solely responsible for payment of the taxes, penalty and interest.

          30.8.5 If the purchasing Party fails to impose and/or collect any Tax from End Users as required herein, then, as between the providing Party and the purchasing Party, the purchasing Party shall remain liable for such uncollected Tax and any interest and penalty assessed thereon with respect to the uncollected Tax by the applicable taxing authority. With respect to any Tax that the purchasing Party has agreed to pay or impose on and/or collect from End Users, the purchasing Party agrees to indemnify and hold harmless the providing Party on an after-tax basis for any costs incurred by the providing Party as a result of actions taken by the applicable taxing authority to collect the Tax from the providing Party due to the failure of the purchasing Party to pay or collect and remit such Tax to such authority.

    30.9  Non-Assignment
          --------------
          Each Party covenants that, if it sells or otherwise transfers to a third party its Telephone Exchange and Switched Access network facilities within any territory within which PACIFIC is an Incumbent Local Exchange Carrier ("PACIFIC's Territory")as of the date of this Agreement, or any portion thereof, to a third party, it will require as a condition of such transfer that the transferee agree to be
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                                                    GENERAL TERMS AND CONDITIONS
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                                                        PACIFIC/PAC-WSET TELECOM
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              bound by this Agreement with respect to services provided over the transferred facilities. Except as provided in this paragraph, neither Party may assign or transfer (whether by operation of law or otherwise) this Agreement (or any rights or obligations hereunder) to a third party without the prior written consent of the other Party; provided that each Party may assign this Agreement to a corporate Affiliate or an entity under its common control or an entity acquiring all or substantially all of its assets or equity by providing prompt written notice to the other Party of such assignment or transfer. Any attempted assignment or transfer that is not permitted is void ab initio. Without limiting the generality of the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the Parties' respective successors and assigns.

       30.10  Non-Waiver
              ----------
              Failure of either Party to insist on performance of any term or condition of this Agreement or to exercise any right or privilege hereunder shall not be construed as a continuing or future waiver of such term, condition, right or privilege.

       30.11  Audits
              ------
              Each Party to this Agreement will be responsible for the accuracy and quality of its data as submitted to the respective Parties involved.

              30.11.1 Upon reasonable written notice and at its own expense, each Party or its authorized representative (providing such authorized representative does not have a conflict of interest related to other matters before one of the Parties) shall have the right to conduct an audit of the other Party to give assurances of compliance with the provisions of this Agreement; provided, that neither Party may request more than two (2) such audits within any twelve (12) month period. This includes on-site audits at the other Party's or the Party's vendor locations. Each Party, whether or not in connection with an audit, shall maintain reasonable records for a minimum of twenty-four (24) months and provide the other Party with reasonable access to such information as is necessary to determine amounts receivable or payable under this Agreement. Each Party's right to access information for audit purposes is limited to data not in excess of twenty-four (24) months in age.

30.12  Disputed Amounts
       ----------------

       30.12.1 Any undisputed amounts not paid when due shall accrue interest from the date such amounts were due at the lesser of:

                       (a)  one and one-half percent (1-1/2%) per month; or

                                                    GENERAL TERMS AND CONDITIONS
                                                                   PAGE 38 OF 48
                                                        PACIFIC/PAC-WSET TELECOM
                                                                          022499

                       (b) the highest rate of interest that may be charged under applicable law.

30.13  DISPUTE RESOLUTION.
       ------------------

       30.13.1  Alternative to Litigation.  Except as provided under Section 252
                -------------------------
                of the Act with respect to the approval of this Agreement by the Commission, the Parties desire to resolve disputes arising out of or relating to this Agreement without litigation. Accordingly, except for action seeking a temporary restraining order or an injunction related to the purposes of this Agreement, or suit to compel compliance with this dispute resolution process, the Parties agree to use the following alternative dispute resolution procedures as their sole remedy with respect to any controversy or claim arising out of or relating to this Agreement or its breach.

       30.13.2  Negotiations. At the written request of a Party, each Party will
                ------------
                appoint a knowledgeable, responsible representative to meet and negotiate in good faith to resolve any dispute arising out of or relating to this Agreement. The Parties intend that these negotiations be conducted by non-lawyer, business representatives. The location, format, frequency, duration, and conclusion of these discussions shall be left to the discretion of the representatives. Upon agreement, the representatives may utilize other alternative dispute resolution procedures such as mediation to assist in the negotiations. Discussions and correspondence among the representatives for purposes of these negotiations shall be treated as Confidential Information developed for purposes of settlement, exempt from discovery, and shall not be admissible in the arbitration described below or in any lawsuit without the concurrence of all Parties. Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and may, if otherwise discoverable, be discovered or otherwise admissible, be admitted in evidence, in the arbitration or lawsuit.

       30.13.3  Arbitration.  If the negotiations do not resolve the dispute
                -----------
                within sixty (60) business days of the initial written request, the dispute shall be submitted to binding arbitration by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association ("AAA") then in effect except that the Parties may select an arbitrator outside AAA rules upon mutual agreement. A Party may demand such arbitration in accordance with the procedures set out in those rules. The Parties shall mutually agree upon a discovery plan including the type and number of interrogatories and depositions allowed. If unable to agree on the discovery plan the Parties will ask the arbitrator to issue an arbitration plan consistent with the AAA rules. The arbitration hearing shall be commenced within sixty
                (60) business days of the

                                                    GENERAL TERMS AND CONDITIONS
                                                                   PAGE 39 OF 48
                                                        PACIFIC/PAC-WSET TELECOM
                                                                          022499

                demand for arbitration. The arbitration shall be held in a mutually agreeable city. The arbitrator shall control the scheduling so as to process the matter expeditiously. The Parties may submit written briefs. The arbitrator shall rule on the dispute by issuing a written opinion within thirty (30) business days after the close of hearings. The times specified in this section may be extended upon mutual agreement of the Parties or by the arbitrator upon a showing of good cause. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

       30.13.4  Expedited Arbitration Procedures.  If the issue to be resolved
                --------------------------------
                through the negotiations referenced in Sections 30.13.2 and
                30.13.3 directly and materially affects service to either Party's End Users, then the period of resolution of the dispute through negotiations before the dispute is to be submitted to binding arbitration shall be five (5) business days. Once such a service affecting dispute is submitted to arbitration, the arbitration shall be conducted pursuant to the expedited procedures rules of the Commercial Arbitration Rules of the AAA (i.e., rules 53 through 57) then in effect.

       30.13.5  Costs.  Each Party shall bear its own costs of these procedures.
                -----
                A Party seeking discovery shall reimburse the responding Party the costs of production of documents (including search time and reproduction costs). The Parties shall equally split the fees of the arbitration and the arbitrator.

       30.13.6  Continuous Service. The Parties shall continue providing
                ------------------
                services to each other during the pendency of any dispute resolution procedure, and each Party shall continue to perform its obligations (including making payments in accordance with this Agreement).

       30.13.7  No Conflict
                -----------

                30.13.7.1 The Dispute Resolution procedures set forth in this Agreement are not intended to conflict with applicable requirements of the Act or the state commission with regard to procedures for the resolution of disputes arising out of this Agreement. In the event of any such conflict, the requirements of the Act or the Commission shall control.

30.14  Notices
       -------

                Any notice to a Party required or permitted under this Agreement shall be in writing and shall be deemed to have been received on the date of service if served personally; on the date receipt is acknowledged in writing by the recipient if

                                                    GENERAL TERMS AND CONDITIONS
                                                                   PAGE 40 OF 48
                                                        PACIFIC/PAC-WSET TELECOM
                                                                          022499

          delivered by regular mail; or on the date stated on the receipt if delivered by certified or registered mail or by a courier service that obtains a written receipt. Notice may also be provided by facsimile, which shall be effective on the next Business Day following the date of transmission as reflected in the facsimile confirmation sheet. "Business Day" shall mean Monday through Friday, PACIFIC/CLEC holidays excepted. Any notice shall be delivered using one of the alternatives mentioned in this section and shall be directed to the applicable address indicated below or such address as the Party to be notified has designated by giving notice in compliance with this section.

            ====================================================================
            NOTICE CONTACT          CLEC CONTACT        PACIFIC CONTACT
            --------------------------------------------------------------------
            NAME/TITLE              Jeff Webster        Jerry Gilmore - Director
            --------------------------------------------------------------------
            STREET ADDRESS          4202 Coronado Ave.  370 Third St., Room 716
            --------------------------------------------------------------------
            CITY, STATE, ZIP CODE   Stockton, CA 95204  San Francisco, CA 94107
            --------------------------------------------------------------------
            TELEPHONE NUMBER        209 926-3275        415 542-3010
            --------------------------------------------------------------------
            FAX NUMBER              209 926-4272        415 543-2516
            --------------------------------------------------------------------

     30.15  Publicity and Use of Trademarks or Service Marks
            ------------------------------------------------

            30.15.1 The Parties agree not to use in any advertising or sales promotion, press releases, or other publicity matters any endorsements, direct or indirect quotes, or pictures implying endorsement by the other Party or any of its employees without such Party's prior written approval. The Parties will submit to each other for written approval, prior to publication, all publicity matters that mention or display one another's name and/or marks or contain language from which a connection to said name and/or marks may be inferred or implied; the Party to whom a request is directed shall respond promptly. Nothing herein, however, shall be construed as preventing either Party from publicly stating the fact that it has executed this Agreement with the other Party.

            30.15.2 Nothing in this Agreement shall grant, suggest, or imply any authority for one Party to use the name, trademarks, service marks, or trade names of the other for commercial purposes without prior written approval.

     30.16  Section 252(i) Obligations
            --------------------------

            If Pacific enters into an agreement (the "Other Agreement") approved by the Commission or FCC pursuant to Section 252 of the Act (regardless of whether the approved agreement was negotiated or arbitrated) which provides for the provision of any individual interconnection, service, or network element arrangement covered in this Agreement to another requesting

                                                    GENERAL TERMS AND CONDITIONS
                                                                   PAGE 41 OF 48
                                                        PACIFIC/PAC-WSET TELECOM
                                                                          022499

            Telecommunications Carrier, including an Affiliate, Pacific shall make available to CLEC such individual interconnection, service, or network element arrangement upon the terms and conditions provided in the Other Agreement which are legitimately related to the purchase of the individual element being sought. CLEC shall notify Pacific in writing of the terms and conditions which it desires to incorporate into this Agreement, and Pacific shall submit the request by advice letter to the Commission for approval within 30 days after such notice from CLEC. At its sole option, CLEC may also avail itself of the Other Agreement in its entirety. Nothing in this
            Section 30.16 is intended to or shall be construed to restrict in any manner any Party's rights pursuant to Section 252 of the Act or any regulations adopted thereunder.

     30.17  Joint Work Product
            ------------------
            This Agreement is the joint work product of the Parties and has been negotiated by the Parties and their respective counsel and shall be fairly interpreted in accordance with its terms and, in the event of any ambiguities, no inferences shall be drawn against either Party.

     30.18  Intervening Law
            ---------------
            This Agreement is entered into as a result of both private negotiation between the Parties and the incorporation of the results of arbitration by the California Public Utilities Commission. If the actions of the State of California or federal legislative bodies, courts, or regulatory agencies of competent jurisdiction, including but not limited to the United States Supreme Court's decision in AT&T Corp. v. Iowa Utilities Bd., 1999 WL 24568 (U.S.), and any
            ---------------------------------
            remand thereof, invalidate, modify, or stay the enforcement of laws or regulations that were the basis for a provision of this Agreement, the affected provision shall be invalidated, modified, or stayed, consistent with the action of the legislative body, court, or regulatory agency. In such event, the Parties shall expend diligent efforts to arrive at an agreement respecting the modifications to the Agreement. If negotiations fail, disputes between the Parties concerning the interpretation of the actions required or provisions affected by such governmental actions shall be resolved pursuant to the dispute resolution process provided for in this Agreement.

            The Parties further acknowledge and agree that by executing this Agreement, neither Party waives any of its rights, remedies, or arguments with respect to AT&T Corp. v. Iowa Utilities Bd., 1999 WL
                                      ---------------------------------
            24568 (U.S.), or the outcome of any remand thereof including its rights under this paragraph. Finally, whenever

                                                    GENERAL TERMS AND CONDITIONS
                                                                   PAGE 42 OF 48
                                                        PACIFIC/PAC-WSET TELECOM
                                                                          022499

       a tariffed rates is cited or quoted, it is understood that said cite incorporates any changes to said tariffs as required by the Telecommunications Act of 1996.

30.19  No Third Party Beneficiaries; Disclaimer of Agency
       --------------------------------------------------
       This Agreement is for the sole benefit of the Parties and their permitted assigns, and nothing herein express or implied shall create or be construed to create any third-party beneficiary rights hereunder. Except for provisions herein expressly authorizing a Party to act for another, nothing in this Agreement shall constitute a Party as a legal representative or agent of the other Party, nor shall a Party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name or on behalf of the other Party unless otherwise expressly permitted by such other Party. Except as otherwise expressly provided in this Agreement, no Party undertakes to perform any obligation of the other Party, whether regulatory or contractual, or to assume any responsibility for the management of the other Party's business.

30.20  No License
       ----------
       No license under patents, copyrights or any other intellectual property right (other than the limited license to use consistent with the terms, conditions and restrictions of this Agreement) is granted by either Party or shall be implied or arise by estoppel with respect to any transactions contemplated under this Agreement.

30.21  Survival
       --------
       The Parties' obligations under this Agreement which by their nature are intended to continue beyond the termination or expiration of this Agreement shall survive the termination or expiration of this Agreement.

30.22  Scope of Agreement
       ------------------
       This Agreement is intended to describe and enable specific
       Interconnection and compensation arrangements between the Parties. This Agreement does not obligate either Party to provide arrangements not specifically provided herein.

30.23  Entire Agreement
       ----------------
       The terms contained in this Agreement and any Schedules, Exhibits, Appendices, tariffs and other documents or instruments referred to herein, which are incorporated into this Agreement by this reference, constitute the entire agreement between the Parties with respect to the subject matter hereof, superseding all prior understandings, proposals and other communications, oral or written. Neither Party shall be bound by any preprinted terms additional to or different from those in this Agreement that may appear subsequently in the other Party's form documents, purchase orders, quotations, acknowledgments, invoices or other

                                                    GENERAL TERMS AND CONDITIONS
                                                                   PAGE 43 OF 48
                                                        PACIFIC/PAC-WSET TELECOM
                                                                          022499

communications. This Agreement may only be modified in writing signed by an officer of each Party.


PAC-WEST TELECOM                        Pacific Bell
                                        By SBC Telecommunication, Inc.
                                        Its authorized agent

Signature: /s/ Wallance W. Griffin      Signature: /s/ Sandy Kinney
          --------------------------              -----------------------------

Name: WALLACE W. GRIFFIN                Name: Sandy Kinney
     -------------------------------         ----------------------------------
            (Print or Type)                         (Print or Type)

Title: PRESIDENT & CEO                  Title:  President - Industry Markets
      ------------------------------
            (Print or Type)

Date: June 29, 1999                      Date: June 28, 1999
     -------------------------------          ---------------------------------

                    BEFORE THE PUBLIC UTILITIES COMMISSION
                          OF THE STATE OF CALIFORNIA



In the Matter of the Application of Pacific Bell    )
(U-1001-C) for arbitration of an interconnection    )
agreement with Pac-West Telecomm, Inc.              )  Application 98-11-024
(U-5266-C) pursuant to Section 252(b) of the        )
Telecommunications Act of 1996                      )
____________________________________________________)

                 ERRATA TO APPROVED INTERCONNECTION AGREEMENT

     Pac-West Telecomm, Inc. ("Pac-West") hereby submits the following corrected pages to the Approved Interconnection Agreement between Pacific Bell and Pac-West Telecomm, Inc., filed on June 29, 1999, pursuant to Ordering Paragraph 1 of Decision 99-06-088 dated June 24, 1999, and an additional letter from counsel for Pacific Bell to counsel for Pac-West as follows:

     1. "Pac-West Telecom" on the title page has been corrected to "Pac-West Telecomm, Inc."

     2. "Pac-West Telecom, Inc." in the third line of the first paragraph on page 1 of 48 of the General Terms and Conditions has been corrected to "Pac-West Telecomm, Inc." Please note that the page headers throughout the document include the identifier "Pacific/Pac-West Telecom." The header should state "Pacific/Pac-West Telecomm." Since this language is not part of the text of the Interconnection Agreement and in an effort to conserve resources, Pac-West is merely noting this correction and not including separate errata pages.

     3. A letter dated June 29, 1999 from Daniel J. McCarthy of Pacific Bell to James M. Tobin of Morrison & Foerster, counsel for Pac-West. This letter was attached to the copies of the Interconnection Agreement executed by Pacific Bell and delivered to Pac-West for execution.

     Counsel Pacific Bell has concurred in the contents of this Errata.

                              Respectfully submitted,

                              /s/ James M. Tobin

                              James M. Tobin
                              Mary E. Wand
                              Ruth Ann Keene
                              Morrison & Foerster LLP
                              425 Market Street
                              San Francisco, CA 94105-2482
                              (415) 268-7000 (telephone)
                              (415) 268-7522 (facsimile)

                              June 30, 1999